Exhibit 3.1

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM & ARTICLES

OF

ASSOCIATION

OF

Voltage X Limited

Adopted by special resolutions passed on 21 June 2024

Filed: 27-Jun-2024 10:30 EST
www.verify.gov.ky File#: 410576	Auth Code: F14784124141

TABLE OF CONTENTS

TABLE A	1
Interpretation	1
Preliminary	3
Class A ordinary Shares	3
Class B ordinary Shares	3
Variation Of Rights Attaching To Shares	6
Certificates	7
Fractional Shares	7
Lien	7
Calls On Shares	8
Forfeiture Of Shares	8
Transfer Of Shares	9
Transmission Of Shares	9
Alteration Of Capital	10
Redemption And Purchase Of Own Shares	10
Closing Register Of Members Or Fixing Record Date	11
General Meetings	11
Notice Of General Meetings	12
Proceedings At General Meetings	12
Votes Of Members	13
Corporations Acting By Representatives At Meetings	14
Directors	14
Alternate Director	14
Powers And Duties Of Directors	15
Borrowing Powers Of Directors	16
The Seal	16
Disqualification Of Directors	16
Proceedings Of Directors	17
Dividends	18
Accounts And Audit	19
Capitalisation Of Profits	19
Share Premium Account	20
Notices	20
Indemnity	21
Non-Recognition Of Trusts	22
Winding Up	22
Amendment Of Articles Of Association	22
Registration By Way Of Continuation	22

Filed: 27-Jun-2024 10:30 EST
www.verify.gov.ky File#: 410576	Auth Code: F14784124141

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Voltage X Limited

Adopted by special resolutions passed on 21 June 2024

1.	The name of the Company is Voltage X Limited

2.	The Registered Office of the Company will be situated at the offices of TMF (Cayman) Ltd., 4th Floor, Monaco Towers, 11 Dr. Roy’s Drive, P.O. Box 10338, Grand Cayman KY1-1003, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (as amended).

5.	Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Act (as amended), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8.	The capital of the Company is USD50,000 divided into 50,000,000,000shares of a nominal or par value of USD0.000001 each consisting of (i) 49,999,900,000 Class A Ordinary Shares of a nominal or par value of USD0.000001 each (“Class A Ordinary Shares”); (ii) 100,000 Class B Ordinary Shares of a nominal or par value of USD0.000001 each (“Class B Ordinary Shares”) Provided always that the Company acting by its board of directors shall have power to purchase and/or redeem any or all of such shares and to increase or reduce the said capital of the Company and to sub-divide or consolidate the said shares or any of them subject to the provisions of the Companies Act and the articles of association and the rules of the applicable trading market on which the capital is then traded and to issue all or any part of its capital whether original, purchased, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.	The Company may exercise the power contained in Section 206 of the Companies Act (as amended) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

10.	The date of the year end of the Company’s financial year is: 30 June.

11.	The Nature of the Business of the Company is Holding Company (Other).

Filed: 27-Jun-2024 10:30 EST
www.verify.gov.ky File#: 410576	Auth Code: F14784124141

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Voltage X Limited

Adopted by special resolutions passed

on 21 June 2024

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act (as amended) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles:

“Companies Act” means the Companies Act (as amended) of the Cayman Islands;

“Class A Ordinary Shares” means the Class A Ordinary Shares in the capital of the Company having a par value of USD0.000001 each having the rights, and subject to the restrictions, provided in these articles;

“Class B Ordinary Shares” means the Class B Ordinary Shares in the capital of the Company having a par value of USD0.000001 each having the rights, and subject to the restrictions, provided in these articles;

“Directors” and “Board of Directors” means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“Member” means a person whose name is entered in the Register of Members and includes each subscriber to the Memorandum of Association pending the issue to him of the subscriber share or shares;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

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“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Act;

“Seal” means the Common Seal of the Company (if adopted) including any facsimile thereof;

“share” means any share in the capital of the Company, including a fraction of any share;

“signed” includes a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	references to a “dollar” or “dollars” is a reference to dollars of authorised share capital as stated in the Memorandum; and

(f)	references to a statutory enactment shall include reference to any amendment or re- enactment thereof for the time being in force.

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3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5.	The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

CLASS A ORDINARY SHARES

6.

(a)	Voting Rights

The holder of Class A Ordinary Shares shall have the right to one (1) vote for each such share and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of these Articles, to vote thereat.

(b)	Redemption

The Class A Ordinary Shares are not redeemable at the option of the holder

(c)	Conversion

The Class A Ordinary Shares are not convertible into shares of any other class.

CLASS B ORDINARY SHARES

7.

(a)	Voting Rights

The holder of Class B Ordinary Shares shall have the right to Ten Thousand (10,000) votes for each such share, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of these Articles, to vote thereat

(b)	Redemption

The Class B Ordinary Shares are not redeemable at the option of the holder.

(c)	Conversion

The holders of the Class B Ordinary Shares shall have the conversion rights set out in the following paragraphs (the “Conversion Rights”).

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(i)	Right to Convert

Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the Head Office of the Company or the office of any transfer agent for such shares, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one (1) Class B Ordinary Share shall be converted into one (1) Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), on the date the written notice to convert (together with any certificate representing the Class B Ordinary Shares to which it relates, if any) is received, as provided for in these Articles, by the Company at its Head Office or by any transfer agent for the Class B Ordinary Shares. The Conversion Rate for Class B Ordinary Shares shall be subject to adjustment as set out in this Article 8(c).

(ii)	Mechanics of Conversion

Before any holder of Class B Ordinary Shares shall be entitled to voluntarily convert the same into Class A Ordinary Shares, such holder shall lodge, at the Company’s Head Office or at the office of any transfer agent for the Class B Ordinary Shares, a written notice of the election to convert the same (together with any certificate, if any, representing the Class B Ordinary Shares to which it relates) and such written notice shall state therein the name or names that shall be entered on the Register and, if certificates are to be issued, the name or names in which the certificate or certificates for Class A Ordinary Shares are to be issued. A conversion shall be effected as a simultaneous redemption of the relevant Class B Ordinary Shares and the allotment and issue of the new Class A Ordinary Shares with the proceeds of such redemption of Class B Ordinary Shares being applied to purchase the new Class A Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of delivery of notice of conversion and, if certificates are then issued, such surrender of the certificate or certificates for the Class B Ordinary Shares to be converted, and the person or persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be entered on the Register as the holder or holders of such Class A Ordinary Shares on such date. Certificates evidencing the Class A Ordinary Shares issued on conversion, and any remaining Class B Ordinary Shares of such Member may be issued in accordance with the terms of these Articles.

(iii)	Conversion Price Adjustments of Class B Ordinary Shares for Certain Dilutive Splits, and Consolidations

The Conversion Rate of the Class B Ordinary Shares shall be subject to adjustment from time to time as follows:

1)	If the Company on or after the date of the adoption of these Articles (the “Adoption Date”), fixes a record date for the effectuation of a split or subdivision of the outstanding Class A Ordinary Shares then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Conversion Rate of the Class B Ordinary Shares shall be appropriately adjusted so that the number of Class A Ordinary Shares issuable on conversion of each share shall be increased in proportion to such increase of the aggregate of Class A Ordinary Shares outstanding.

2)	If the number of Class A Ordinary Shares outstanding at any time after the Adoption Date is decreased by a consolidation or other combination of the outstanding Class A Ordinary Shares, then, following the record date of such combination, the Conversion Rate for the Class B Ordinary Shares shall be appropriately adjusted so that the number of Class A Ordinary Shares issuable on conversion of each share shall be decreased in proportion to such decrease in outstanding shares.

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(iv)	Recapitalisations

If at any time or from time to time there shall be a recapitalisation of the Class A Ordinary Shares (other than a subdivision or combination provided for elsewhere in this Article 8(c)), provision shall be made so that the holders of the Class B Ordinary Shares shall thereafter be entitled to receive upon conversion of the Class B Ordinary Shares the number of shares of the Company, to which a holder of Class A Ordinary Shares deliverable upon conversion would have been entitled on such recapitalisation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 8(c) with respect to the rights of the holders of the Class B Ordinary Shares after the recapitalisation to the end that the provisions of this Article 8(c) (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Class B Ordinary Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(v)	No Fractional Shares and Certificate as to Adjustments

1)	No fractional shares shall be issued upon the conversion of any Class B Ordinary Shares, and the aggregate number of Class A Ordinary Shares to be issued to particular shareholders shall be rounded down to the nearest whole share and the Company shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Class B Ordinary Shares the holder is at the time converting into Class A Ordinary Shares and the number of Class A Ordinary Shares issuable upon such conversion.

2)	Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Class B Ordinary Shares pursuant to this Article 8(c), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class B Ordinary Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Class B Ordinary Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Rate for such Class B Ordinary Shares at the time in effect, and (C) the number of Class A Ordinary Shares that at the time would be received upon the conversion of a Class B Ordinary Share.

(vi)	Reservation of Shares Issuable Upon Conversion

The Company shall at all times reserve and keep available out of its authorised but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorised but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holder of such Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Memorandum and Articles.

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(vii)	No Impairment

Subject to the right of the Company to amend its Memorandum and Articles or take any other corporate action upon obtaining the necessary approvals required by these Articles and applicable law, the Company will not, by amendment of these Articles or through any reorganisation, recapitalisation, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 8(c) and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Class B Ordinary Shares against impairment.

(viii)	Waiver of Adjustment to Conversion Rate

Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Rate of any of the Class B Ordinary Shares may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of Class B Ordinary Shares representing a majority of the votes attributable to all then outstanding Class B Ordinary Shares (voting together as a single class and on an as-converted basis). Any such waiver shall bind all future holders of Class B Ordinary Shares.

VARIATION OF RIGHTS ATTACHING TO SHARES

8.

(a)	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a simple majority of the issued shares of that class or with the sanction of a resolution passed at a meeting of the holders of such class of shares by the holder or holders of a simple majority of such shares present in person or by proxy at such meeting. To the extent not inconsistent with this Article, the provisions of these Articles relating to general meetings shall apply to every such meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

(b)	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith and, for the avoidance of doubt shall not be varied by the increase in the number of shares issuable under any employee share plan adopted by the Company from time to time.

(c)	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

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CERTIFICATES

9.	Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

10.	If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

FRACTIONAL SHARES

11.	The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

12.	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon.

13.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

14.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

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CALLS ON SHARES

16.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their partly paid shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

17.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

18.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

19.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

20.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

21.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

22.	If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

23.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

24.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

25.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

26.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

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27.	A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

28.	The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

29.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

30.	The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee, shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

31.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

32.	The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

33.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

34.	The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

35.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

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36.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF CAPITAL

37.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

38.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(c)	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

39.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION AND PURCHASE OF OWN SHARES

40.	Subject to the provisions of the Companies Act, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

41.	Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

42.	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

43.	The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

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CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

44.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

45.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

46.	The Directors may, whenever they think fit, convene a general meeting of the Company.

47.	General meetings shall also be convened on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

48.	If at any time there are no Directors, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

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NOTICE OF GENERAL MEETINGS

49.	At least seven days notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

50.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

51.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

52.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid-up voting share capital of the Company present in person or by proxy shall be a quorum.

53.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

54.	If the Directors wish to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

55.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

56.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman of that meeting.

57.	The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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58.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

59.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

60.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

61.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

62.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote for each Class A Ordinary Shares, and 10,000 votes for each Class B Ordinary Shares, and on a poll every Member and every person representing a Member by proxy shall have one vote for each Class A Ordinary Share of which he or the person represented by proxy is the holder, and 10,000 votes for each Class B Ordinary Shares of which he or the person represented by proxy is the holder.

63.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

64.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

65.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

66.	On a poll votes may be given either personally or by proxy.

67.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.

68.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

69.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

70.	A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

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CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

71.	Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

DIRECTORS

72.	The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

73.	The Company may by Ordinary Resolution appoint any person to be a Director.

74.	Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

75.	The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited.

76.	The remuneration of the Directors may be determined by the Board of Directors or by the Company by Ordinary Resolution.

77.	There shall be no shareholding qualification for Directors unless determined otherwise by the Company by Ordinary Resolution.

78.	The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.

ALTERNATE DIRECTOR

79.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

80.	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

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POWERS AND DUTIES OF DIRECTORS

81.	Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

82.	The Directors may from time to time appoint any person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

83.	Any person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

84.	The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

85.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

86.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

87.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

88.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

89.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

90.	Any such delegates as aforesaid may be authorised by the Directors to sub delegate all or any of the powers, authorities, and discretion for the time being vested in them.

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BORROWING POWERS OF DIRECTORS

91.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

92.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

93.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

94.	Notwithstanding the foregoing, a Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

95.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution; or

(e)	is removed from office by notice addressed to him at his last known address and signed by all his co-Directors (not being less than two in number).

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PROCEEDINGS OF DIRECTORS

96.	The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

97.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

98.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be one Director the quorum shall be one. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

99.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

100.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

101.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

102.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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103.	When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

104.	A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

105.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

106.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

107.	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

108.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

109.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DIVIDENDS

110.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

111.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

112.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than shares) as the Directors may from time to time think fit.

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113.	Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

114.	The Directors when paying dividends to the Members in accordance with the provisions of these Articles may make such payment either in cash or in specie.

115.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

116.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

117.	No dividend shall bear interest against the Company.

ACCOUNTS AND AUDIT

118.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

119.	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

120.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

121.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

CAPITALISATION OF PROFITS

122.	Subject to the Companies Act, the Directors may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

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and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolutio

SHARE PREMIUM ACCOUNT

123.	The Directors shall in accordance with Section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

124.	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Act, out of capital.

NOTICES

125.	Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

126.	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

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127.	Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted, or, (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

128.	Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

129.	Notice of every general meeting of the Company shall be given to:

(a)	all Members holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

INDEMNITY

130.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

131.	No such Director, alternate Director, Secretary, Assistant Secretary or other officer of the Company (but not including the Company’s auditors) shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

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Filed: 27-Jun-2024 10:30 EST
www.verify.gov.ky File#: 410576	Auth Code: F14784124141

NON-RECOGNITION OF TRUSTS

132.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members

WINDING UP

133.	If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

134.	Subject to the Companies Act and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

REGISTRATION BY WAY OF CONTINUATION

135.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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Filed: 27-Jun-2024 10:30 EST
www.verify.gov.ky File#: 410576	Auth Code: F14784124141